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                                                                    EXHIBIT 23.4

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


    We have issued our reports dated February 24, 1998, accompanying the financial statements of New Frontier Communications, Inc. incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Johnson, Miller & Co.
Odessa, Texas
June 29, 1998